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                                                                  EXHIBIT 10.18


                              EMPLOYMENT AGREEMENT

            VINEYARD NATIONAL BANCORP AND VINEYARD NATIONAL BANK AND

                             NORMAN ANTONIO MORALES
                            Adopted September 7, 2000



     This Employment Agreement (referred to as "Employment Agreement"), is made effective on the date the term begins as described below in Paragraph 4 and is between Vineyard National Bank, a National Banking Association (referred to as "Bank") Vineyard National Bancorp, a California corporation (referred to as "Bancorp") and Norman Antonio Morales (referred to as "Morales").

     1. Employment

     Bank and Bancorp employ Morales as President and Chief Executive Officer of the Bank and the Bancorp, and Morales accepts employment with both entities upon the terms and conditions described below.

     2. Duties

     Morales shall perform the duties of President and Chief Executive Officer of Bank and Bancorp, subject to the powers vested by law in the Board of Directors of the Bank and Bancorp and in Bank and Bancorp's shareholders. During the term of the Employment Agreement, Morales shall perform his duties faithfully, diligently, and to the best of his ability, consistent with the highest and best standards of the banking industry and in compliance with all applicable laws, both federal and state, and the Bank's Articles of Association and Bylaws and the Bancorp's Articles of Incorporation and Bylaws. Under the direction of and in cooperation with the Board of Directors, he shall provide leadership, direction, and guidance of the bank's activities to assure short- and long-range profitability and planned growth of the bank. The duties are as follows:

IN GENERAL:

     a. Keep the board of directors informed of financial results of operations, the status of loans, banking competition, and new business developments.

     b. Make recommendations to the Board on a wide range of subjects, including but not limited to, officer appointments and changes in organization, loans, benefit administration and physical plant renovation.

     c. Meet regularly with officers and other key staff; communicate policies and goals; and delegate responsibility for daily operations and administration.

     d. Assure the smooth flow of information throughout the Bank and coordinate the various functional operations.

     e. Assure that the needs of the major customers are satisfied.

     f. Represent the Bank and provide leadership in key community activities.

     g. Resolve serious customer complaints.

     h. Supervise, with the Executive Vice Presidents, the officer staff and consult with them on staffing and organizational needs.

     i. Work with the officers in resolving personnel problems in their areas of responsibility; meet with individual staff members, when necessary, to resolve problems.

     j. Monitor the Bank's job evaluation and salary administration programs.


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     k. Participate in professional associations; attend conventions, conferences, and seminars; and read pertinent publications.

     l. Maintain close relationships with other bankers to be aware of new services or opportunities to increase profit or decrease expenses.

     m. Serve as a member of all executive committees.

ORGANIZATION:

     a. Give overall direction to development and maintenance of standards for operating efficiency with comprehensive, specific, and measurable goals.

     b. Research, develop, and implement new strategies for profitability and operating efficiency.

     c. Develop, in cooperation with the executive committee, ongoing short- and long-range plans.

     d. Evaluate operations to identify needs and current problems.

FINANCES:

     a. Review operational budgets to see that they meet the goals and objectives as identified.

     b. Pose revisions and alternatives to the budgets when necessary.

RELATIONSHIPS:

     a. Review personnel performance evaluation of department heads to ensure that they are complementary to the maintenance of employee morale, efficiency, and development.

     b. Provide direct guidance of personnel activities with members of the executive committee as the activities relate to salary administration, management incentives, and performance objectives to ensure solid team efforts toward the attainment of department and bank goals.

     c. Conduct performance evaluations for members of the executive committee.

     d. Participate in outside activities which enhance the Bank, personal growth, and the community.

     3. Devotion of Entire Time to Bank's and Bancorp=s Business

     Morales shall devote his entire productive time, ability and attention to the business of the Bank and the Bancorp during the term of this agreement. Morales shall not directly or indirectly render any competitive services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors of the Bank and Bancorp. Notwithstanding the above however, Morales may continue to sit on all for-profit Boards of Directors which he presently sits on with the knowledge of the Bank and the Bancorp and may continue to receive any compensation to which he is entitled for his limited efforts in that regard. Morales may also sit on any non-profit boards, corporations or foundations for no compensation but in the furtherance of the best interests of the community and to promote the good name of the Bank and Bancorp. This Employment Agreement shall not be interpreted to prohibit Morales from making passive personal investments or conducting personal business affairs if those activities do not materially interfere with the services required under this Employment Agreement.

     4. Term

     The term of this Employment Agreement is one (1) year from October 1, 2000 and shall terminate September 30, 2001. All parties to the Agreement shall have the absolute right to terminate this Agreement at any time in accordance with the terms and conditions described below. Notwithstanding the fact that some provisions of this Agreement may refer to future dates beyond the termination date of this Agreement, nothing in this Agreement shall in any way grant any future employment under the terms of this Agreement beyond this termination date. If the parties wish to have an employment relationship after the termination of this


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Agreement they agree to do so only under a new and complete future Employment
Agreement, and nothing in this Agreement shall in any way obligate either party to have a future employment relationship.

     5. Salary

     During the one year employment term, Morales shall receive a combined annual salary from the Bank and Bancorp of Two Hundred Twenty-five Thousand Dollars ($225,000.00) payable in equal monthly installments. The Bank and the Bancorp shall allocate this annual salary between them in their own discretion.

     6. Stock Options.

     Notwithstanding the fact that this is a one year Employment Agreement with no future term promised, Morales shall now be granted the following stock options: 80,000 options to purchase shares of the Bancorp at $4.00/ share which options will be exercisable as follows, provided that Morales continues to be employed by the Bank and Bancorp:

     a. 20,000 options will be immediately exercisable upon the execution of this agreement;

     b. 20,000 options will be exercisable at the beginning of the second year of the employment of Morales provided he has been continuously employed by the Bank and the Bancorp during the first year.


     c. 20,000 options will be exercisable at the beginning of the third year of the employment of Morales provided he has been continuously employed by the Bank and the Bancorp during the second year.

     d. 20,000 options will be exercisable at the beginning of the fourth year of the employment of Morales provided he has been continuously employed by the Bank and the Bancorp during the third year.

     e. Nothing in this section nor in any other section of this agreement shall in any manner constitute an offer or a promise of employment with the Bank or the Bancorp beyond the initial one year term of this agreement.

     f. In the event of a change of control of the Bank or Bancorp during the one year employment term, the exercise date for the options which would have become exercisable at the start of the second year will be advanced to the date of the change of control. In all other respects, the options will be subject to the Vineyard National Bancorp Incentive Stock Option Plan of 1997 and the Joinder Agreement.

     7. Automobile Allowance

     The Bank will provide Morales with an automobile allowance in the amount of $1,000 a month for the use of an automobile in performance of his duties on behalf of the Bank and Bancorp during the term of this Employment Agreement. In addition, Morales will be provided with a credit card to be used for payment of gasoline for the automobile when used on behalf of the Bank and Bancorp during the term of this Employment Agreement. Morales will reimburse the Bank and Bancorp for personal use of the automobile.

     8. Expenses

     Morales shall be entitled to reimbursement by Bank for any expenses reasonably and necessarily incurred in the performance of his duties on behalf of the Bank and Bancorp during the term of this Employment Agreement which the Board of Directors of the Bank deems satisfactorily documented.

     9. Vacation

     During the term of this Employment Agreement, Morales shall be entitled to four (4) weeks of paid vacation time in the year of employment.

     10. Insurance Benefits and Deferred Compensation

     Bank and Bancorp shall provide Morales at the Bank's expense with full participation in the Bank's present accident, health and term life insurance benefit programs for the maximum benefits available through the California Banker's Association Group


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Insurance program or through any equivalent program which the Bank subsequently adopts. Morales shall also have available to him any of the deferred compensation programs to which he is eligible as an employee of the Bank and Bancorp, which benefits and rights shall be governed solely by that program and not this Agreement.

     11. Termination

     Morales, the Bank, or the Bancorp may terminate this Employment Agreement only under the following terms and conditions:

     a. At any time during the term of this Employment Agreement, Morales may resign from his employment with the Bank and Bancorp by submitting his written letter of resignation to the two Boards of Directors for their acceptance. Upon their acceptance of the letter of resignation, Morales shall be entitled to no further compensation from the Bank or Bancorp whatsoever after the effective date of the end of his employment with the Bank and Bancorp except for any deferred compensation benefits due.

     b. At any time during the term of this Employment Agreement, the Board of Directors of the Bank or Bancorp may terminate the employment of Morales with or without cause.

          In the event the termination of Morales is elected by the Board of Directors without cause during the one year term of this agreement, then Morales shall be entitled to "severance pay" equal to six months salary of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) and no other compensation, including no future salary not yet earned and no stock options beyond the initial Twenty Thousand (20,000) Options.


          In the event the Board terminates the employment of Morales "for cause," then Morales shall be entitled to no payment under this Agreement beyond the date of his termination. "For cause" shall also include the termination of this Employment Agreement by any government regulatory agency as specified in Paragraph 12 below.

          In the event the Board elects not to continue the employment of Morales beyond the initial one year term, no severance payment, of any kind, shall be due to Morales.

     c. In the event that Morales shall suffer a permanent mental or physical disability as determined by the medical opinion of a physician duly licensed to practice medicine in the State of California, then each Board may terminate this Agreement and Morales shall be entitled to the compensation provided for under Paragraph 11 b. above as if he were terminated without cause with the exception that the Bank and Bancorp shall be entitled to an offset for any disability benefits which are to be paid to Morales as a result of any disability insurance which is carried by the Bank and Bancorp for Morales. The disability insurance proceeds shall be applied against the severance pay owed to Morales under these circumstances.

     d. In the event of change of control of the Bank and Bancorp during the term of this Agreement and Morales' employment is terminated, Morales will be entitled to the amount of one year's salary.

     12. Action by Government Regulatory Agency

     In the event that the employment of Morales is ordered to be terminated by any government regulatory agency, or in the event the Bank or Bancorp is closed or taken over by any government regulatory agency, or in the event the Bank and Bancorp have been taken over by a federal bankruptcy court, the government regulatory agency or the bankruptcy court may immediately terminate this Employment Agreement and the Bank and Bancorp shall have no further obligation to pay any severance pay or any other sums to Morales under this contract beyond the date of the actual termination of his employment.

     13. Merger or Sale or Transfer of Bank's and Bancorp's Assets

     In the event that this Employment Agreement is terminated by a merger or sale or transfer of the Bank's and Bancorp's assets during the term of this Agreement, then Morales shall be entitled to one year's salary of Two Hundred Twenty-five Thousand Dollars ($225,000) and no other compensation.

     14. Ownership of Business Records


     All records of the accounts of customers and any other records and books relating in any manner whatsoever to the customers or the business of the Bank and Bancorp, whether prepared by Morales or otherwise, shall be the exclusive property of the Bank and Bancorp. All such books and records shall be immediately delivered to the Bank by Morales on any termination of this


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Employment Agreement. Morales shall not be entitled to keep or preserve records or copies of records of the Bank and Bancorp made by him for any reason during the performance of his duties. All of Morales' personal effects and papers shall remain his personal property.

     15. Reimbursement of Disallowed Compensation and Expenses

     In the event any compensation paid to Morales or expenses paid for Morales, or any reimbursement of expenses paid to Morales, shall upon audit or other examination of the income tax returns of the Bank and Bancorp be determined not to be an allowed deduction from the gross income of the Bank or Bancorp, and such determination shall be accepted by the Bank or Bancorp, or such determination shall be rendered final by the appropriate state or federal taxing authority, or a judgment of a court of competent jurisdiction, and no timely appeal taken therefrom, then in such event, Morales will repay to the Bank or Bancorp the amount of such disallowed compensation or expenses, or both. Such repayment may not be waived by the Bank and Bancorp.

     16. Bank and Bancorp's Authority

     Morales shall observe and comply with the rules and regulations of the Bank and Bancorp as adopted by the Bank and Bancorp, either orally or in writing, respecting performance of his duties, and shall carry out and shall perform orders, directions, and policies announced to Morales by the Bank and Bancorp, from time to time, either orally or in writing.

     17. Indemnity

     The Bank and the Bancorp shall indemnify Morales for all losses sustained by Morales in direct consequence of the discharge of his duties on the Bank and Bancorp's behalf.

     18. Waiver

     The failure of any party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other parties shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     19. Partial Invalidity

     If any provision of this Employment Agreement is held by a court of competent jurisdiction or by arbitration to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     20. Non-Assignability

     It is hereby agreed that Morales' rights and obligations under this Employment Agreement are personal and not assignable.

     21. Entire Agreement

     This Employment Agreement contains the entire agreement and understanding of the parties to it. No amendment or variation of the terms of this Employment Agreement shall be valid unless made in writing and executed by Morales and duly authorized representatives of the Bank and Bancorp.

     22. Binding Effect

     This Employment Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors, beneficiaries, and assigns of the parties, subject, however to the restrictions on assignment contained in this Agreement.

     23. Governing Law.

     This agreement is drawn to be effective in the State of California and shall be construed in accordance with California law.




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     IN WITNESS WHEREOF, the parties have executed this Employment Agreement.

VINEYARD NATIONAL BANK,                        NORMAN ANTONIO MORALES
A NATIONAL BANKING ASSOCIATION                 Dated:9/8/00

Dated: 9/7/00


By:       /s/ Frank S. Alvarez                 /s/ Norman A.Morales
         ------------------------------        ---------------------------
         FRANK S. ALVAREZ
         Chairman of the Board
         P.O. Box 727
         Rancho Cucamonga, California

Dated: 9/8/00


By:      /s/ Sara F. Ahern
         ------------------------------
         SARA F. AHERN
         Executive Vice President and Cashier

VINEYARD NATIONAL BANCORP
A CALIFORNIA CORPORATION

Dated: 9/7/00

By:      /s/ Frank S. Alvarez
         ------------------------------
         FRANK S. ALVAREZ
         Chairman of the Board


Dated: 9/8/00

By:      /s/ Sara F. Ahern
         -------------------------------
         SARA F. AHERN
         Secretary



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